Exhibit 5.2

June 30, 2020

Aeterna Zentaris Inc.

315 Sigma Drive

Summerville, South Carolina 29486

Ladies and Gentlemen:

We have acted as special U.S. counsel to Aeterna Zentaris Inc., a corporation incorporated under the federal laws of Canada (the “Company”) in connection with the sale and issuance of up to of $12,000,000 of units (the “Units”), each of which consists of (i) either one common share in the capital of the Company (a “Common Share”) or one pre-funded warrant to purchase one Common Share (the “Pre-Funded Warrants”), and (ii) one whole warrant to purchase one Common Share (the “Common Warrants”), together with the offering of $1,050,000 of placement agent warrants issuable to the Agent (as defined below), or its designee, exercisable for one Common Share per warrant (the “PA Warrants”) pursuant to a registration statement on Form F-1 filed by the Company with the United States Securities and Exchange Commission on June 18, 2020 and as further amended on June 30, 2020 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), together with the Prospectus contained therein (the “Prospectus”). All of the initially issued Common Shares forming part of the Units are referred to herein as the “Shares”, and the Common Shares issuable upon exercise of the initially issued Common Warrants (the “Common Warrant Shares”), the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) and the PA Warrants (the “PA Warrant Shares”) are referred to herein as the “Warrant Shares”.

As counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced Shares, Common Warrants, Pre-Funded Warrants, PA Warrants and Warrant Shares, we have reviewed the Registration Statement, Prospectus and the respective exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that, as set forth in a separate opinion delivered to the Company on the date hereof by Stikeman Elliot LLP, special Canadian counsel for the Company, the Warrants, the Pre-Funded Warrants and the PA Warrants have been duly authorized; and (v) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) when the Common Warrants are duly executed and delivered by the Company and paid for by the purchasers thereof in accordance with and in the manner described in the prospectus included in the Registration Statement, such Common Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, (ii) when the Pre-Funded Warrants are duly executed and delivered by the Company and paid for by the purchasers thereof in accordance with and in the manner described in the prospectus included in the Registration Statement, such Pre-Funded Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles and (iii) when the PA Warrants are duly executed and delivered by the Company in accordance with and in the manner described in the prospectus included in the Registration Statement, such PA Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles.

The opinion set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Our opinion is limited to the laws of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We advise you that matters of Canadian law are covered in the opinion of Stikeman Elliot LLP, special Canadian counsel for the Company, in Exhibit 5.1 to the Registration Statement.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm therein and in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP

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